UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2015
Date of Report (Date of earliest event reported)

Investors Title Company
(Exact name of registrant as specified in its charter)

North Carolina	0-11774	56-1110199
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

121 North Columbia Street
Chapel Hill, North Carolina		27514
(Address of Principal Executive Offices)		(Zip Code)

(919) 968-2200
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 2.02. Results of Operations and Financial Condition

The disclosure set forth below under Item 8.01 is incorporated herein by reference in response to this Item 2.02.

Item 8.01. Other Events

On June 2, 2015, Title Resource Group LLC announced that its wholly owned subsidiary, title insurer Texas American Title Company, entered into an agreement to acquire the assets of ITCOA, LLC, which does business throughout Texas as Independence Title.

For the three months ended March 31, 2015 and the twelve months ended December 31, 2014 and 2013, Independence Title originated 18.9%, 23.6% and 16.4%, respectively, of the net premiums written for Investors Title Company (the “Company”), which represented 6.8%, 8.8% and 6.0%, respectively, of the Company's net branch and agency premiums written, after agent commissions. Assuming the transaction closes, the Company expects Independence Title will continue to maintain an underwriting relationship with the Company.  The Company cannot, however, quantify the effect Texas American Title Company’s acquisition of Independence Title may have on the Company’s premiums or results of operations. In addition to commission expense, other expense savings that would offset lost premiums include reductions in premium and income taxes, the provision for claims and other operating expenses.

Certain statements contained in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, any statements regarding future business from Independence Title. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. Such risks and uncertainties include, without limitation, the possibility that the Independence Title acquisition may not close, the possibility that Independence Title may significantly curtail or cease its underwriting relationship with the Company and the unpredictable timing of any of the foregoing, as well as other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission, and in subsequent filings.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVESTORS TITLE COMPANY

By:	/s/ James A. Fine, Jr.
James A. Fine, Jr.
President, Principal Financial Officer and
Principal Accounting Officer

Dated:  June 10, 2015